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                                                                    Exhibit 23.1


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2004 relating to the financial statements and the financial statement schedule of Calpine Corporation as of and for the year ended December 31, 2003, which appears in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ PricewaterhouseCoopers

June 15, 2004